                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE
October 22, 1998

Contact:   John Breed
           713-209-8835

             COOPER REPORTS THIRD-QUARTER SHARE EARNINGS OF $.81

HOUSTON, TX, Oct. 22 -- Cooper Industries, Inc. (NYSE:CBE) reported today that its third-quarter net income was $93 million or $.81 per diluted share, compared to $96 million or $.79 per diluted share, excluding nonrecurring items, in 1997. For the nine months ended September 30, 1998, Cooper's net income was $291 million or $2.45 per diluted share, compared to $280 million or $2.31 per share, excluding nonrecurring items, in 1997.

         In early October 1998, Cooper completed the sale of its automotive business. Consequently, the company's past financial performance has been restated, with this segment's results reported as discontinued operations. A review of the performance of Cooper's continuing operations follows.

         Cooper's third-quarter revenues from continuing operations increased 11 percent to $924 million compared to $830 million in the third quarter of 1997. The company's income from continuing operations during the quarter was $67 million or $.59 per diluted share compared with $70 million or $.57 per diluted share, before nonrecurring items, in 1997.

         For the nine months ended September 30, 1998, Cooper's revenues from continuing operations, excluding Kirsch, which was sold in May 1997, increased 12 percent to $2.8 billion from $2.5 billion in the same period of 1997. The company's income from continuing operations was $207 million, or $1.74 per diluted share, compared with $192 million or $1.60 per share before nonrecurring items, in the first nine months of 1997.

         "Cooper's ability to increase earnings in the face of short-term market disruptions is evidence that the actions we have been taking to reduce costs and improve productivity are working," said H. John Riley, Jr., Chairman, President and Chief Executive Officer. "We expect to continue to see earnings improvements from these programs in the fourth quarter and in 1999."

         Revenues for the ELECTRICAL PRODUCTS segment increased 12 percent from the prior year's third quarter, driven by strong demand for lighting and circuit protection products and the impact of recent acquisitions. Worldwide sales of the segment's hazardous-duty electrical construction materials stabilized during the quarter, though this business continues to experience lower demand for equipment for major projects and competitive pricing pressures. The operating performance of the power systems business continues to be adversely affected by economic conditions in Asia and an unfavorable domestic product mix.

         TOOLS & HARDWARE segment revenues increased 9 percent from the prior year's third quarter. Sales associated with recent acquisitions in the company's power tools business more than offset the impact of reduced shipments of power tools to aircraft and automotive manufacturers and slowing demand for hand tools in industrial markets. In addition, the implementation of business enterprise systems at a number of facilities had a modest negative effect on revenues during the quarter.

         On October 9, 1998, Cooper completed the sale of its automotive business for $1.9 billion. Proceeds from this sale are being used to repurchase shares, reduce debt and fund value-adding acquisitions. In anticipation of the sale, Cooper recently completed a $500 million stock repurchase program. By the end of the third quarter, the company had reduced its shares outstanding by 11 percent from year-end 1997 to approximately 107 million shares.

         "All of these actions will add value for our shareholders and strengthen the company's performance," said Riley. "Looking ahead, we expect that the timing of the automotive sale and related debt repayments and stock repurchases will unfavorably impact year-to-year earnings comparisons for the fourth quarter. However, this will be more than offset by a gain from the scheduled exchange of our DECS(SM) (Debt Exchangeable for Common Stock(SM)).

         "During the fourth quarter, we will be working to reshape our capital structure to offset the automotive segment's contribution to earnings and to maintain a strong balance sheet that provides more than adequate capacity for future growth. By year-end, Cooper will have been transformed into a company focused on higher growth and less volatile markets. While the year ahead looks to be challenging, we will be well prepared to extend our record of earnings per share growth," Riley said.

         Comparisons of 1998 and 1997 third-quarter and year-to-date results appear on the following pages.

         Cooper Industries, a worldwide manufacturer of electrical products, tools and hardware, is headquartered in Houston, Texas. Additional information about Cooper is available on the company's World Wide Web site:
www.cooperindustries.com.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the company, such as the level of market demand for the company's products, competitive pressures and future economic conditions. These factors are discussed in the company's 1997 Annual Report on Form 10-K and other Securities and Exchange Commission filings.

                                     # # #





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                       CONSOLIDATED RESULTS OF OPERATIONS

                                                    Quarter Ended September 30,         % Change
                                                    ----------------------------        --------
                                                       1998               1997(1)
                                                    -------             ------
                                                    (in millions where applicable)
Revenues:
   Electrical Products                             $    724.0          $   646.4          12.0%
   Tools & Hardware                                     200.0              183.9           8.8%
                                                     --------           --------
Total revenues                                          924.0              830.3          11.3%

Cost of sales                                           621.8              554.4
Selling and administrative expenses                     151.0              138.0
Goodwill amortization                                    11.2                8.1
Nonrecurring gains                                          -              (23.2)
Nonrecurring charges                                        -                3.8
Interest expense                                         34.8               19.4
                                                     --------           --------

       Income Before Income Taxes                       105.2              129.8
Income Taxes                                             37.9               48.2
                                                     --------           --------
       Continuing income                                 67.3               81.6
Discontinued operations, net of tax                      25.9               20.9
                                                     --------          ---------
       Net Income                                    $   93.2          $   102.5(2)
                                                     ========          =========

Net Income Per Common Share:
       Basic
          Continuing Operations                      $   0.59          $    0.68
          Discontinued Operations                        0.23               0.17
                                                     --------          ---------
          Net Income                                 $   0.82          $    0.85
                                                     ========          =========
       Diluted
          Continuing Operations                      $   0.59          $    0.67
          Discontinued Operations                        0.22               0.17
                                                     --------          ---------
          Net Income                                 $   0.81          $    0.84
                                                     ========          =========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                     113.5 million      121.0 million
         Diluted                                   114.7 million      122.5 million

                             PERCENTAGE OF REVENUES

                                                   Quarter Ended September 30,
                                                   ---------------------------
                                                     1998               1997
                                                   -------            -------
Revenues                                           100.0%             100.0%
Cost of sales                                       67.3%              66.8%
Selling and administrative expenses                 16.3%              16.6%
   Continuing Income Before Income Taxes            11.4%              15.6%
   Continuing Income                                 7.3%               9.8%

                     (Additional information on next page)



(1) The 1997 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.
(2) Net income includes approximately $6 million of net nonrecurring gains.

        ADDITIONAL INFORMATION FOR THE QUARTER ENDED SEPTEMBER 30, 1998

                                                                          Net Income Per
                                           Net Income                  Diluted Common Share
                                        1998         1997                1998          1997
                                        ----         ----                ----          ----
                                   (in millions where applicable)
From Continuing Operations:
   Before nonrecurring items         $    67.3    $    69.6           $      .59     $     .57
   Nonrecurring items                        -         12.0                    -           .10
                                     ---------    ---------           ----------     ---------
                                          67.3         81.6                  .59           .67

From Discontinued Operations:
   Before nonrecurring items              25.9         26.9                  .22           .22
   Nonrecurring items                        -         (6.0)                   -          (.05)
                                     ---------    ---------           ----------     ---------
                                          25.9         20.9                  .22           .17
                                     ---------    ---------           ----------     ---------

Net Income                           $    93.2    $   102.5           $      .81     $     .84
                                     =========    =========           ==========     =========

                       CONSOLIDATED RESULTS OF OPERATIONS

                                                   Nine Months Ended September 30,          % Change
                                                   -------------------------------          --------
                                                     1998               1997(1)
                                                   -------              ------
                                                   (in millions where applicable)
Revenues:
   Electrical Products                             $ 2,153.9          $ 1,919.8               12.2%
   Tools & Hardware                                    615.4              559.7               10.0%
                                                   ---------          ---------
       Subtotal                                      2,769.3            2,479.5               11.7%
   Kirsch(2)                                               -               97.4               n.m.
                                                   ---------          ---------
       Total revenues                                2,769.3            2,576.9                7.5%

Cost of sales                                        1,863.5            1,733.7
Selling and administrative expenses                    462.5              442.9
Goodwill amortization                                   32.4               23.9
Nonrecurring gains                                         -             (93.0)
Nonrecurring charges                                       -               40.5
Interest expense                                        87.5               70.3
                                                   ---------          ---------

Continuing Income Before Income Taxes                  323.4              358.6
Income Taxes                                           116.4              133.2
                                                   ---------          ---------
       Continuing income                               207.0              225.4
Discontinued operations, net of tax                     84.2               60.3
                                                   ---------          ---------
        Net Income                                 $   291.2          $   285.7(3)
                                                   =========          =========

Net Income Per Common Share:
       Basic
          Continuing Operations                    $    1.76          $    1.93
          Discontinued Operations                       0.72               0.52
                                                   ---------          ---------
          Net Income                               $    2.48          $    2.45
                                                   =========          =========
       Diluted
          Continuing Operations                    $    1.74          $    1.87(4)
          Discontinued Operations                       0.71               0.49
                                                   ---------          ---------
          Net Income                               $    2.45          $    2.36
                                                   =========          =========

Shares Utilized in Computation
   of Income Per Common Share:
        Basic                                      117.2 million      116.6 million
        Diluted                                    118.8 million      123.7 million

                             PERCENTAGE OF REVENUES

                                                   Nine Months Ended September 30,
                                                   -------------------------------
                                                       1998              1997
                                                    ----------        ----------
Revenues                                              100.0%           100.0%
Cost of sales                                          67.3%            67.3%
Selling and administrative expenses                    16.7%            17.2%
   Continuing Income Before Income Taxes               11.7%            13.9%
   Continuing Income                                    7.5%             8.7%


(1) The 1997 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.
(2) Kirsch was sold to Newell Co. on May 30, 1997.
(3) Net income includes approximately $6 million of net nonrecurring gains.
(4) The 1997 calculation assumes conversion of the remaining 7.05% Convertible Subordinated Debentures to Common stock. As a result, interest on the debentures of $5.8 million, net of tax, was added back to continuing income and net income in the computation of diluted earnings per share.

      ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                          Net Income Per
                                             Net Income                Diluted Common Share
                                        1998            1997            1998           1997
                                        ----            ----            ----           ----
                                     (in millions where applicable)
From Continuing Operations:
   Before nonrecurring items         $  207.0        $  192.4        $    1.74       $    1.60
   Nonrecurring items                       -            33.0                -             .27
                                     --------        --------        ---------       ---------
                                        207.0           225.4             1.74            1.87

From Discontinued Operations:
   Before nonrecurring items             84.2            87.2              .71             .71
   Nonrecurring items                       -           (26.9)               -            (.22)
                                     --------        --------        ---------       ---------
                                         84.2            60.3              .71             .49
                                     --------        --------        ---------       ---------

Net Income                           $  291.2        $  285.7        $    2.45       $    2.36
                                     ========        ========        =========       =========